Exhibit 10.1

FIRST AMENDMENT TO LEASE

THIS FIRST AMENDMENT TO LEASE (this “First Amendment”) is made as of May 31, 2008, by and between ARE-SAN FRANCISCO NO. 12, LLC, a Delaware limited liability company (“Landlord”), and EXELIXIS, INC., a Delaware corporation (“Tenant”).

RECITALS

A. Landlord and Tenant entered into that certain Lease Agreement dated as of September 14, 2007 (the “Lease”). Pursuant to the Lease, Tenant leases certain premises consisting of approximately 66,000 rentable square feet (“Premises”) in a building located at 249 East Grand Avenue, South San Francisco, California. The Premises are more particularly described in the Lease. Capitalized terms used herein without definition shall have the meanings defined for such terms in the Lease.

B. Landlord has caused the Premises to be re-measured pursuant to Section 6 of the Lease and determined, pursuant to such re-measurement, that the Premises is approximately 71,746 rentable square feet and that the Building is 129,501 rentable square feet.

C. Landlord and Tenant desire, subject to the terms and conditions set forth below, to amend the Lease to, revise the definitions of Premises, Rentable Area of the Premises, Rentable Area of Building, Rentable Area of Project and Tenant’s Share of the Building to reflect the rentable square footage of the Premises and the Building as re-measured.

NOW, THEREFORE, in consideration of the foregoing Recitals, which are incorporated herein by this reference, the mutual promises and conditions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1.	Premises. The defined term “Premises” on page 1 of the Lease is hereby deleted in its entirety and replaced with the following:

“Premises: The third and fourth floor of the Building, containing approximately 68,738 rentable square feet and the server room on the first floor of the Building, containing approximately 3,008 rentable square feet, all as shown on Exhibit A, together with the non-exclusive right to use the Common Areas, including, without limitation, the Building’s loading dock.”

2.	Rentable Area of Premises. The defined term “Rentable Area of Premises” on page 1 of the Lease is hereby deleted in its entirety and replaced with the following:

“Rentable Area of Premises: 71,746 sq. ft.”

3.	Rentable Area of Building. The defined term “Rentable Area of Building” on page 1 of the Lease is hereby deleted in its entirety and replaced with the following:

“Rentable Area of Building: 129,501 sq. ft.”

4.	Rentable Area of Project. The defined term “Rentable Area of Project” on page 1 of the Lease is hereby deleted in its entirety and replaced with the following:

“Rentable Area of Project: 129,501 sq. ft., subject to adjustment as provided for in Section 6 hereof.”

5.	Tenant’s Share of the Building. The defined term “Tenant’s Share of the Building” on page 1 of the Lease is hereby deleted in its entirety and replaced with the following:

“Tenant’s Share of the Building: 55.40%”

6.	Miscellaneous.

a. This First Amendment is the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous oral and written agreements and discussions. This First Amendment may be amended only by an agreement in writing, signed by the parties hereto.

b. This First Amendment is binding upon and shall inure to the benefit of the parties hereto, their respective agents, employees, representatives, officers, directors, divisions, subsidiaries, affiliates, assigns, heirs, successors in interest and shareholders.

c. This First Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument. The signature page of any counterpart may be detached therefrom without impairing the legal effect of the signature(s) thereon provided such signature page is attached to any other counterpart identical thereto except having additional signature pages executed by other parties to this First Amendment attached thereto.

d. Except as amended and/or modified by this First Amendment, the Lease is hereby ratified and confirmed and all other terms of the Lease shall remain in full force and effect, unaltered and unchanged by this First Amendment. In the event of any conflict between the provisions of this First Amendment and the provisions of the Lease, the provisions of this First Amendment shall prevail. Whether or not specifically amended by this First Amendment, all of the terms and provisions of the Lease are hereby amended to the extent necessary to give effect to the purpose and intent of this First Amendment.

[Signatures are on the next page.]

IN WITNESS WHEREOF, the parties hereto have executed this First Amendment as of the day and year first above written.

LANDLORD:	ARE-SAN FRANCISCO NO. 12, LLC, a Delaware limited liability company.

	By:	ALEXANDRIA REAL ESTATE EQUITIES, L.P., a Delaware limited partnership, managing member

		By:	ARE-QRS CORP., a Maryland Corporation, general partner

			By:	/s/ Eric S. Johnson
			Its:	Assistant Vice President Real Estate Legal Affairs

TENANT:	EXELIXIS, INC., a Delaware corporation

	By:	/s/ George A. Scangos
	Its:	President and Chief Executive Officer